Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (hereinafter referred to as the “Agreement”), made and entered into as of September 17, 2002 (hereinafter referred to as the “Agreement Date”), by and among Environmental Energy Services, Inc., a Delaware corporation (“Purchaser”) and Corporate Vision, Inc., an Oklahoma corporation (the “Company”).

WHEREAS, the Purchaser owns an interest in the Royalty payable pursuant to Paragraph 4(b) of that Binder Product Technology License Agreement dated April 7, 1998 by and among Alabama Fuel Products, LLC, Startec, Inc. and Startec Energy, Inc. (the Purchaser’s interest shall be hereinafter be referred to as the “Binder Royalty”);

WHEREAS, the actual amount of Binder Royalty payable to the Purchaser are subject to dispute in that litigation styled Environmental Energy Services, Inc. v. Startec, Inc., Startec Energy, Inc., Alabama Fuel Products, Inc., Dr. Charles O. Mbanefo and Pipkin, LLC, in the Circuit Court of Jefferson County, Alabama, as well as that litigation styled Pipkin LLC, vs. Dr. Mbanefo, et al., Case No. A0202031, pending in the Court of Common Pleas, Civil Division, Hamilton County, Ohio, and therefore, the amount and timing of Binder Royalty payments is not known at this time;

WHEREAS, the Purchaser has previously granted security interests in the Binder Royalty to Mottern, Fisher & Goldman, P.C., Weizenecker, Rose, Mottern & Fisher, P.C., and Turner, Jones & Associates, PLLC, and has conveyed a one-third (1/3) interest in the Binder Royalty to Dr. Charles O. Mbanefo, M.D.;

WHEREAS, the Purchaser has agreed to make an investment of $2,500,000 in the Company by assigning the Company a fifty percent (50%) interest, up to $2,500,000, in the Purchaser’s remaining interest in the Binder Royalty, determined after giving effect to the previous assignment of a one-third (1/3) interest in the Binder Royalty to Dr. Charles O. Mbanefo, M.D.;

WHEREAS, the Company has agreed to accept the Purchaser’s investment on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth and the sum of ten dollars ($10), and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby covenant and agree as follows:

1.

Purchase and Sale of Shares.  Subject to the terms and conditions set forth in this Agreement, the Purchaser hereby irrevocably agrees to purchase twenty million (20,000,000) shares of common stock (the “Shares”) of the Company at a purchase price of $0.125 per share, for a total purchase price of $2,500,000.00 (the “Purchase Price”).

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2.

Payment of Purchase Price.  The Purchase Price shall be payable in installments equal to 50% of all Binder Royalty payments due the Purchaser, which amount shall be calculated after giving effect to the Purchaser’s prior assignment of a one-third (1/3) interest in the Binder Royalty to Dr. Charles O. Mbanefo, M.D., but before taking into consideration the amount of any Binder Royalty payment that is due to the holder of a prior security interest in the Binder Royalty; provided, that the Purchasrer’s failure to make part or all of a Binder Royalty as a result of the Purchaser’s obligation to utilize part or all of a Binder Royalty to pay a prior security interest holder in the Binder Royalty shall not constitute a default of the Purchaser’s obligation to purchase the Shares hereunder.  Each installment shall be due within twenty-four (24) hours after the clearance funds with respect to the Purchaser’s receipt of a Binder Royalty payment.  To secure the Purchaser’s obligation to pay for the Shares, the Purchaser hereby grants the Company a security interest in the Purchaser’s interest in the Binder Royalty .  The security interest of the Company in the Binder Royalty shall be subject to any and all security interests in the Binder Royalty.  The Purchaser agrees to execute any documents that the Company reasonably requests to perfect the Company’s security interest in the Binder Royalty, including without limitation a notice to the payor of the Binder Royalty directing that the appropriate percentage of payments of the Binder Royalty be made directly to the Company, and/or a UCC-1 financing statement.  Within five days after the Company’s receipt of any payments on the Binder Royalty, the Company shall issue the Purchaser shares of its common stock equal to the amount of the payment divided by $0.125.  Notwithstanding the foregoing, the Purchaser shall not be obligated to purchase Shares upon receipt of a Binder Royalty payment in the event the Company has suffered a material adverse change in its condition (financial or otherwise), including of its shareholder equity, assets, liabilities, earnings, net worth, business activities, or prospects of the Company, or suffered any material damage, destruction or loss to any of its assets or properties (whether or not covered by insurance).  For purposes of this Agreement, a “material adverse change” shall by comparing the Company’s condition at the time of the Binder Royalty payment to the Company’s condition as of the date of this Agreement or the last quarterly or annual report filed with the Securities and Exchange Commission prior to the previous Binder Royalty payment.  In the event of a dispute between the Purchaser and the Company as to whether a material adverse change has occurred with respect to the Company, such dispute shall be resolved by binding arbitration pursuant to Paragraph 15 herein, and pending resolution of the dispute, all Binder Royalty payments subject to the dispute shall be deposited into escrow with the firm of Weizenecker, Rose, Mottern & Fisher, P.C., or such other firm or entity upon which the Company and the Purchaser mutually agree, until the resolution of the dispute.  In the event the Company advances any attorney’s fees or costs necessary to preserve, defend, collect or adjudicate any issues relating to the Binder Royalty, then the Company shall be entitled to reimbursement of those fees and costs from the next Binder Royalty payment.

3.

Joinder to Stockholders’ Agreement.  By the Purchaser’s execution of this Agreement, the Purchaser hereby becomes a party to, and agrees to be bound by and to comply with the provisions of, that Stockholders' Agreement dated March 5, 2002 by and among Gregory J. Gibson, Global Eco-Logical Services, Inc. and the Company, a copy of which is attached hereto as Exhibit A, in the same manner as if the undersigned were an original signatory to such Stockholders’ Agreement.  The Purchaser shall be a “Shareholder” as such term is defined in the

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Stockholders' Agreement.  Paragraph 2.1(b) of the Stockholders’ Agreement is hereby modified to add the following sentence at the end thereof:

“In addition, at any time after Environmental Energy Services, Inc. (“EESV”) has purchased at least five million (5,000,000) shares of common stock in the Corporation under the Stock Purchase Agreement dated September __, 2002, the number of directors constituting the Board shall be increased to three (3), and each of the Shareholders agree to vote all of their shares of common stock owned by them, or consent in writing with respect to such shares, in favor of one (1) director who shall be designated and approved by EESV.”

In addition, Paragraph 2.2 of the Stockholders’ Agreement is hereby modified to add the following sentence at the end thereof:

“Notwithstanding the foregoing, the Corporation may take any of the foregoing acts without the consent of EESV at any time that EESV owns less than 5,000,000 shares of common stock.”

4.

Closing Costs.  The Company shall be responsible for the legal fees incurred in connection with the preparation of this Agreement.

5.

Disclosure of Information.  The Purchaser agrees to provide the Company with any documents relating to the Binder Royalty to the extent necessary for the Company’s management and professionals to enable the Company to comply with its reporting requirements under state and federal securities laws, including any agreements relating to the Binder Royalty, any estimates of the amount and timing of Binder Royalty payments, and any pleadings filed or documents produced in the litigation relating to the Binder Royalty (except to the extent such pleadings are filed under seal or such documents are produced pursuant to a protective order or confidentiality agreement); provided that all such information will be deemed confidential information, and the Company will not disclose any such information to any person other than an officer, employee, attorney, accountant or auditor for the Company third party unless pursuant to a subpoena or court order.

6.

Restrictive Legend.  The Shares shall bear a restrictive legend substantially in the form set forth below:

“The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the issuer.”

7.

Representations and Warranties of the Company.  The Company warrants and represents that:

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a)

The Company is a validly formed corporation in good standing under the laws of the State of Oklahoma, and all franchise taxes and fees required to maintain it in good standing have been paid.  The Company has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

b)

The Company is authorized to execute, deliver and perform this Agreement according to its terms.

c)

The Company is a “reporting company” under Section 12 of the Securities Exchange Act of 1934, and has filed all reports and forms required to be filed under Sections 13 or 15 of the Securities Exchange Act of 1934 (the “SEC Filings”).

d)

Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, will:  (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate, breach or otherwise constitute or give rise to a default under any contract, commitment, permit, authorization or other obligation to or by which the Company is a party or is bound, (iii) violate or conflict with any statute, ordinance, law, rule or regulation or any judgment, order or decree of any court or other governmental or regulatory authority to which the Company is subject, (iv) result in the imposition of any lien, encumbrance, restriction or charge on the Company, or its business or assets, or (v) require any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any person, entity, court or governmental or regulatory authority by the Company.

e)

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.01 per share, of which 76,247,205 are issued and outstanding.

f)

There are no options, warrants or securities of any nature outstanding that are exercisable, convertible or exchangeable into shares of its common stock, and the Company is not a party to any agreement of any nature in which the Company is or may be obligated to issue shares of its common stock, other than as disclosed in the SEC Filings.

g)

There is no action, proceeding, claim, or investigation pending or threatened against the Company or to which any of its assets or properties are subject before any court or any governmental department, commission, board, bureau, agency, or instrumentality which involves the possibility of any judgment or liability or which might adversely affect its assets, business, or goodwill and, after investigation, the Company knows of no basis or grounds for any such action, proceeding, claim, or investigation, other than as disclosed in the SEC Filings.

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h)

There is no outstanding order, writ, injunction, or decree of any court, government department, commission, board, bureau, government agency, or instrumentality, or any arbitration award, against the Company, other than as disclosed in the SEC Filings.

i)

The Company has not filed bankruptcy under Title 11, U.S. Code, or any other debt relief law, have not had a receiver appointed, have not made an assignment for the benefit of creditors, and have not been found or adjudicated insolvent by any court or tribunal.

8.

Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to Company as follows:

a)

The Purchaser is authorized to execute, deliver and perform this Agreement, and all agreements executed pursuant hereto, in accordance with their terms;

b)

This Agreement, and all agreements executed pursuant hereto, are the valid and binding obligations of the Purchaser enforceable in accordance with their terms;

c)

The Purchaser represents and warrants that it has reviewed all of the SEC Filings, which are publicly available on the Securities & Exchange Commission’s website, www.sec.gov, and has been given the opportunity to review any documents and ask any questions of management of the Company that it desires prior to executing this Agreement;

d)

The Company did not locate the Purchaser by any means of public solicitation or advertising, and no commission or finder’s fee is being paid in connection with the issuance of the Shares;

e)

The Purchaser is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Shares. The Purchaser has no present arrangement (whether or not legally binding) at any time to sell the Shares to or through any person or entity;

f)

The Purchaser acknowledges that an investment in the Shares is speculative and involves a high degree of risk;

g)

The Purchaser is financially able to bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period or to afford a complete loss of his investment.  The Purchaser understands and acknowledges that the Company has not guaranteed that the Purchaser will be able to realize any amount from the sale of the Shares, when and if the sale of the Shares becomes legally possible.

9.

Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given or served when personally delivered, when delivered to a reputable overnight courier service

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providing a receipt, or when deposited in the United States Mail, post paid and registered or certified return receipt requested, and addressed to the addresses set forth below. However, the time period in which a response to any notice, demand or request must be given, if any, shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving at least three (3) days written notice thereof, any party shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. The initial addresses of the parties are as follows:

The Company:

Corporate Vision, Inc.

3 Broad Street, Suite 300

Charleston, South Carolina 29401

Attn:  Gregory J. Gibson, CEO

The Purchaser:

Environmental Energy Services, Inc.

205 South Bickford

El Reno, Oklahoma 73036

Attn: Greg Holsted, CFO

10.

Changes in Capital Structure.  If a Binder Royalty payment is made (and the Purchaser’s obligation to purchase the Shares has not been terminated due to a material adverse change affecting the Company) subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which securities of any nature shall be issued in respect of outstanding common stock of the Company or shares of common stock of the Company shall be changed into the same or a different number of securities of any nature, wether of the Company or another entity, then the Purchaser shall receive, for the aggregate price paid, the aggregate number and class of securities which, if common shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 1 hereof) and had not been disposed of, the Purchaser would be holding, at the time of such purchase, as a result of such purchase and all such share dividends, split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no factional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

11.

Survival of Representations and Warranties. Except as otherwise provided herein, all representations and warranties made herein or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by the Selling Parties and the Purchaser and shall survive the Closing and shall not merge in the performance of any obligation

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by any party hereto.

12.

Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective heirs, legal representatives, successors and assigns, to the same extent as if specified at length throughout this Agreement.

13.

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

14.

Time of the Essence. Time is of the essence of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday or any public or legal holiday, the party having such privilege or duty shall have until 5:00 p.m. on the next succeeding business day to exercise such privilege or to discharge such duty.

15.

Arbitration; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made in Oklahoma by persons domiciled in Oklahoma City, Oklahoma and without regard to its principles of conflicts of laws.  Any dispute under this Agreement shall be submitted to arbitration with the American Arbitration Association (the “AAA”) in Oklahoma City, Oklahoma, and shall be finally and conclusively determined by the decision of a board of arbitration selected as according to the rules governing the AAA.  In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Oklahoma.  Any decision made by the Board of Arbitration shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorneys’ fees, in connection with such arbitration.

16.

Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Company and the Purchaser concerning the transactions contemplated herein and all other matters contained herein and constitutes the sole and entire agreement between the Company and the Purchaser with respect hereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by the Company and the Purchaser.

17.

Legal Representation.  The parties acknowledge that Robert J. Mottern and Weizenecker, Rose, Mottern & Fisher, P.C. (collectively, the "Firm") did not represent either party in connection with the negotiation of this Agreement, and was retained by both parties solely to prepare this Agreement to memorialize the terms under which the Purchaser would make an investment in the Company as separately negotiated by the parties.  Both the Company and the Purchaser hereby waive any conflict of interest which may exist by virtue of the Firm's joint representation of the Company and the Purchaser, acknowledge that each has carefully read this Agreement, that this Agreement is consistent with the terms previously negotiated by the

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parties, and has been afforded the opportunity to obtain independent counsel prior to executing this Agreement.  The Purchaser specifically represents that it has not retained or relied upon the Firm with respect to any due diligence investigation of the Company, and has conducted any due diligence investigation that it deems appropriate without the advice or assistance of the Firm.

IN WITNESS WHEREOF the parties have executed this Agreement as of the Agreement Date.

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COMPANY: Corporate Vision, Inc., an Oklahoma corporation /s/ Gregory J. Gibson By: Gregory J. Gibson, Chief Executive Officer	PURCHASER: ENVIRONMENTAL ENERGY SERVICES, INC., a Delaware corporation /s/ Greg Holsted ___________________________________ By: Greg Holsted

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EXHIBIT A

STOCKHOLDERS’ AGREEMENT

CONCERNING CORPORATE VISION, INC.

This Stockholders’ Agreement is made on March 5, 2002 by and among Gregory J. Gibson (“Gibson”) and Global Eco-Logical Services, Inc. (“GECL” and with Gibson, the “Shareholders”) and Corporate Vision, Inc. (the “Company” and with the Shareholders, the “Parties”).

WHEREAS, the Company is a corporation organized under the laws of the State of Oklahoma, and is authorized to issue 200,000,000 shares of Common Stock;

WHEREAS, Gibson owns 20,000,000 shares of Common Stock and GECL owns 18,384,284 shares of Common Stock prior to the execution of this Agreement;

WHEREAS, it is deemed to be in the best interests of the Company and the Shareholders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Shareholders hereby set forth their agreement with respect to the shares of Common Stock owned by the Shareholders.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, each of the parties hereto hereby covenants and agrees with the others as follows:

ARTICLE ONE

DEFINITIONS

1.1. Definitions. The following terms and expressions shall have, for all purposes of this Agreement, the meaning set forth below:

a)

“Agreement” means this Agreement, as amended from time to time.

b)

“Articles” means the Certificate of Incorporation of the Company, as amended from time to time.

c)

“Board” or “Directors” means the board of directors of the Company.

d)

"Bylaws" shall mean the Bylaws of the Company, as amended from time to time.

e)

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

f)

"Public Sale" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

ARTICLE TWO

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AFFAIRS OF THE CORPORATION

2.1

Election of Directors.

(a)

The number of directors constituting the Board shall initially be two (2).  Notwithstanding any provision in the Bylaws or the Articles, the number of directors constituting the Board shall not be changed without the consent of the Shareholders.  With respect to each election of directors of the Corporation, whether at a special or annual meeting and whether by vote or by consent, in each case, in accordance with the provisions for electing directors set forth in the Articles and the Bylaws, then, and in each such event, the Shareholders shall vote all of the shares of Common Stock owned by them or consent in writing with respect to such shares as follows:

(i)

in favor of one (1) director who shall be designated and approved by Gibson;

(ii)

in favor of one (1) director who shall be designated and approved by GECL.

The parties hereby agree to designate and approve the following individuals pursuant to clauses (i) and (ii) above to serve as the initial members of the Board effective as of the day after the date hereof: (i) Gibson hereby designates and approves Gregory J. Gibson as a director pursuant to Section 2.1(a)(i) hereof; and (ii) GECL hereby designates and approves Richard D. Tuorto, Sr. as a director pursuant to Section 2.1(a)(ii) hereof.

(b)

The Shareholders shall vote their shares (i) to remove any director whose removal is required by the party or parties with the power to designate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 2.1(a) relating to such director.  Vacancies of the Board shall be filled within 10 days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created.  Any director who is an employee of the Company whose employment is terminated for any reason shall immediately cease to be a director of the Company, and the vacancy created thereby shall be filled by the party who had originally appointed that director; provided, however, that such prior director shall be ineligible for reappointment to the Board.

2.2

Other Agreements.

So long as this Agreement is in force and effect, the Company shall not, without first obtaining the affirmative vote or written consent of each Shareholder, take any of the following actions:

a)

change the size of the Board;

b)

amend or repeal any provision of, or add any provision to, the Articles or Bylaws, or file any articles of amendment designating the preferences, limitations and relative rights of any series of preferred stock;

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c)

create or increase, or authorize the creation or increase of the authorized amount of any class or series of shares of stock; or create or authorize any obligation or security convertible into shares of Common Stock, or any other class or series of stock, whether voting or non-voting; regardless of whether any such creation, authorization or increase shall be by means of amendment to the Articles, or by merger, consolidation or otherwise;

d)

increase or decrease the authorized number of shares of Common Stock;

e)

merge or consolidate into or with any other corporation or sell, assign, lease, pledge, encumber or otherwise dispose of all or substantially all of its assets or those of any subsidiary;

f)

voluntarily or involuntarily liquidate, dissolve or wind up the Company or its business;

g)

acquire an equitable interest in, or the assets or business of any other entity in any form of transaction;

h)

permit the Company or any subsidiary of the Company to sell or issue any security of such subsidiary to any person or entity other than the Corporation;

i)

amend the provisions of this Section 2.2.

2.3

Certificate; Legends.

Each certificate for the Common Stock owned by Gibson (excluding any shares of Common Stock issued to Gibson under his Employment Agreement with the Company) and 15,000,000 shares of the Common Stock owned by GECL shall be stamped or otherwise imprinted with legends in substantially the following forms:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

"THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT AMONG CORPORATE VISION, INC. AND CERTAIN HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED

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AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH CORPORATION."

2.4

Transferees of Common Stock

Any transferee of Common Stock from a Shareholder (other than the Company or a transferee in a Public Sale) shall, as a condition to such Transfer, become a Shareholder, for purposes of this Agreement, and if such transferee is not already bound hereby as a Shareholder, he, she or it shall execute and deliver to the Company a joinder in substantially the form of Exhibit A.  In the event additional shares of Common Stock are issued by the Company to a Shareholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares of Common Stock, the Company shall cause such additional shares of Common Stock, as a condition to such issuance, to become subject to the terms and provisions of this Agreement.

2.5

Resale of GECL Shares

For a period of one year from the date of this Agreement, GECL agrees that it will not sell, transfer or otherwise dispose of 15,000,000 shares of Common Stock owned by GECL in a Public Sale; provided that GECL may sell, transfer or dispose of such shares in transactions other than in a Public Sale pursuant to the provisions of Section 2.4 herein.

2.6

Duration of Agreement; Effect of Termination

(a)

This Agreement shall expire ten years from the date of execution of this Agreement.

(b)

This Agreement shall terminate as to any Shareholder at such time that the sum of the shares owned by the Shareholder and the shares owned by any transferee from the Shareholder who joins this Agreement pursuant to a Joinder is less than five percent (5%) of the issued and outstanding Common Stock, determined on a fully-diluted basis assuming the conversion into Common Stock of all other securities of the Company convertible into Common Stock, including any options, warrants, convertible debt securities and any other class or series of capital stock convertible into Common Stock.

(c)

This Agreement shall terminate automatically in the event either party exercises its right of rescission contained in that Right of Rescission Agreement dated of even date herewith by and between the Company and Gibson.

(d)

Upon termination of this Agreement as to a Shareholder prior to the expiration of this Agreement, the Shareholder and any transferee from that Shareholder shall no longer be bound by any duty, obligation or restriction contained herein and shall no longer be entitled to any benefits of this Agreement, including without limitation any right to designate and approve any member of the Board pursuant to Section 2.1 herein, any right to approve any of the actions described in Section 2.2 herein, and any obligation to vote its shares of Common Stock in the manner described in Section 2.1 herein.

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ARTICLE THREE

GENERAL PROVISIONS

3.1.

Entire Agreement. This Agreement constitutes the sole understanding of the Parties with respect to its subject matter. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the persons who then hold a majority of the shares sign and execute the change in writing. It is agreed by the Shareholders that each Individual Shareholder shall indemnify and hold harmless the Company for any liability it may incur under this Agreement.

3.2.

Parties Bound By Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors, assigns, heirs and legal representatives.

3.3.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be for all purposes be deemed to be an original and all of which shall constitute the same instrument.

3.4.

Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of Oklahoma. The parties expressly consent that venue for any dispute arising under this Agreement shall be in any state or federal court sitting in Mahoning County, Ohio.

3.5.

Agreement as Part of Corporate Records. An original, executed copy of this Agreement, and any and all amendments to this Agreement, and any notices under this Agreement shall be maintained as part of the records of the Company.

3.6.

Number and Gender. Words importing the singular include the plural and vice versa and words importing gender include all genders.

3.7.

Headings. The Article, Section and Subsection headings are (a) not to be considered part of this Agreement; (b) included solely for convenience; (c) not intended to be full or accurate descriptions of the content of such Article, Section, or Subsection; and (d) not to be considered in the interpretation hereof.

3.8

Interpretation. If any conflict shall appear between the Articles of Incorporation or the bylaws of the Company, the provisions of this Agreement shall govern rather than the provisions of such Articles of Incorporation or bylaws, and any such conflict shall be resolved by an amendment to the appropriate articles of incorporation or bylaws.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the date first written above.

CORPORATE VISION, INC.

By:________________________

Its:________________________

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GLOBAL ECO-LOGICAL SERVICES, INC.

By:________________________

Its:________________________

________________________

Gregory J. Gibson, Individually

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EXHIBIT A

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders' Agreement dated on or about March 5, 2002 (the "Stockholders' Agreement"), among Corporate Vision, Inc., an Oklahoma corporation (the "Corporation"), Gregory J. Gibson and Global-Eco-Logical Services, Inc. (the “Shareholders”).

By executing and delivering this Joinder Agreement to the Corporation, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders' Agreement in the same manner as if the undersigned were an original signatory to such agreement.  The undersigned agrees that he shall be a Shareholder as such term is defined in the Stockholders' Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, __.

_________________________________

Signature

_________________________________

Print Name

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